Exhibit 24

POWER OF ATTORNEY

I appoint Donal L. Mulligan, Kenneth L. Thome and Siri S. Marshall, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:

*	Sign the registration statement on Form S-8 for the General Mills, Inc. 2007 Stock Compensation Plan and any amendments (including post-effective amendments) to that registration statement;
*

File the registration statement mentioned above on Form S-8 (with exhibits and related documents) and any amendments and supplements thereto (with exhibits and related documents) with the Securities and Exchange Commission;

*	Perform the acts that need to be done concerning these filings; and
*	Name others to take their place.

I am responsible for everything my attorneys-in-fact do when acting lawfully within the scope of this Power of Attorney.

/s/ Kendall J. Powell
Bradbury H. Anderson Dated: __________________________________	Kendall J. Powell Dated: December 12, 2007

/s/ Paul Danos
Paul Danos Dated: December 10, 2007	Lois E. Quam Dated: __________________________________

/s/ William T. Esrey	/s/ Michael D. Rose
William T. Esrey Dated: December 10, 2007	Michael D. Rose Dated: December 10, 2007

/s/ Raymond V. Gilmartin	/s/ Robert L. Ryan
Raymond V. Gilmartin Dated: December 13, 2007	Robert L. Ryan Dated: December 10, 2007

/s/ Judith Richards Hope	/s/ Stephen W. Sanger
Judith Richards Hope Dated: December 10, 2007	Stephen W. Sanger Dated: December 10, 2007

/s/ Heidi G. Miller	/s/ A. Michael Spence
Heidi G. Miller Dated: December 10, 2007	A. Michael Spence Dated: December 14, 2007

/s/ Hilda Ochoa-Brillembourg	/s/ Dorothy A. Terrell
Hilda Ochoa-Brillembourg Dated: December 10, 2007	Dorothy A. Terrell Dated: December 10, 2007

/s/ Steve Odland
Steve Odland Dated: December 10, 2007